SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                 WATCHOUT! INC.
                       -----------------------------------
               (Exact name of Registrant as specified in charter)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest Reported event) September 9, 2000

            Utah                            0-114244               84-0959153
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  (State or other jurisdiction             (Commission            (IRS Employer
        Of incorporation)                    File No.)              I.D.  No.)


   20283 State Road 7 Suite 400, Boca Raton, Florida                   33496
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        (Address of principal executive offices)                     (Zip code)

Registrant's Telephone Number, including area code    (561)482-9421
                                                  ---------------------

Item 1.   Change in Control of Registrant.

         (a) Pursuant to a stock exchange agreement executed between the Company and Cavalcade of Sports Networks, Inc., a Nevada corporation, ("Cavalcade") the Company acquired from Cavalcade all of the issued and outstanding shares of common stock of Cormax Business Solutions, Ltd., an Alberta Canada, company. As a result of the agreement, the shareholders of Cavalcade acquired ownership of a majority of the issued and outstanding shares of common stock of the Company.

The Company issued to Cavalcade a total of 25,100,000 shares of our common stock. Said stock issuance represents a majority of our issued, outstanding and authorized shares of common stock.

Todd Violett has assumed a seat on our Board of Directors and has assumed the presidency of the company. Upon filing the appropriate notices, it is anticipated that Cavalcade, as the majority shareholder of the Company, will nominate a new slate of officers and directors to include:

         Todd Violett, President /Director
         Shawn Clark:   Vice president/Director
         P. Gregory Reight: Secretary/Treasurer/Director
         Ruth Benee: Director

         It is anticipated that Terry Reed will remain as the sole director from the old Board of Directors.

Item 2.  Acquisition or Disposition of Assets.

On August 31, 2000, we acquired all of the issued and outstanding shares of common stock of Cormax Business Solutions, Ltd. in exchange for the issuance of 25,100,000 shares of our common stock. For purposes of the transaction, the shares were valued at $.30 per share for a total consideration of $7,530,000. The transaction was subject to receipt of certain documentation which was received by the Company on September 9, 2000.

Cormax provides e-business solutions to its clients including hosting services and applications, connectivity solutions, consulting and website architecture. Some of the services offered included within each division include web design and URL registration, web security and encryption services, e-commerce including inventory, billing, order taking, and distribution, both wired and wireless connectivity services, consulting in the development of a complete e-commerce platform and interface design.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a.  Financial Statement of the acquired business

         It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule S-X.

         B. Stock Exchange Agreement between Watchout Inc.! and Cavalcade of Sports Networks, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Watchout! Inc.


    /s/Todd Violett
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BY: Todd Violett, president

Dated: This 14th day of September 2000